Exhibit 10.42
Transition Services Agreement
Borders International Services, Inc.
Borders Australia Pty Ltd
Borders New Zealand Limited
Borders Pte. Ltd
Spine Newco Pty Limited
Spine Newco (NZ) Limited
For the provision of transitional services in
connection with the sale of the entire issued
share capital of Borders Australia Pty Ltd,
Borders New Zealand Limited and Borders Pte. Ltd
Baker & McKenzie
Solicitors
Level 27, AMP Centre
50 Bridge Street
SYDNEY NSW 2000
Tel: (02) 9225-0200
Fax: (02) 9225-1595

SCHEDULE 1
TERM SHEETS	19
A — Financial Reporting	19
B — Statutory Accounts Reporting	21
C — Property Accounting	22
D — Accounts Payable (A/P)	23
E — Bank Reconciliation	25
F — Treasury	26
G — Lease Accounting	27
H — Merchandise Reporting	28
I — Margin Accounting and Reporting	30
J — Inventory Accounting and Control	31
K — Tax	32
L — IT	33
M — Merchandising	35
N — Merchandise Operations	36
O — Transportation	38
P— Communications	39
Q — Store Operations	40
R — Management	41
SCHEDULE 2
RECIPIENT SERVICES	42

DATE:
PARTIES:
(1)	BORDERS INTERNATIONAL SERVICES, INC., a corporation incorporated in the State of Michigan, USA and having its principal place of business at 100 Phoenix Drive, Ann Arbor, MI 48108 USA (the “Provider”);
(2)	BORDERS AUSTRALIA PTY LTD (ABN 31 082 194 287), a company incorporated under the laws of Australia and having its registered office c/o Baker & McKenzie, Level 27, AMP Centre, 50 Bridge Street, Sydney NSW 2000 (“Borders Australia”);
(3)	BORDERS NEW ZEALAND LIMITED, a company incorporated under the laws of New Zealand and having its registered office c/o Minter Ellison Rudd Watts, Lumley Centre, 88 Shortland Street, Auckland, New Zealand (“Borders NZ”); and
(4)	BORDERS PTE. LTD., a company incorporated under the laws of Singapore with registered number 199705017Z and having its registered office at 60B Martin Road, 02 08B Singapore Trademart 239 067, Singapore (“Borders Singapore”);
(5)	SPINE NEWCO PTY LIMITED, a company incorporated under the laws of Australia ACN 127 667 314 and having its registered office at Level 31, 126 Phillip Street, Sydney, NSW 2000 (the “First Purchaser”); and
(6)	SPINE NEWCO (NZ) LIMITED, a company incorporated under the laws of New Zealand NZ Company Number 2010994 and having its registered office at c/o Quigg Partners, Level 7, 28 Brandon Street, Wellington, New Zealand (the “Second Purchaser”).

(First Purchaser and Second Purchaser being each a “Purchaser” and collectively the “Purchasers”)
RECITALS
(A)	The Seller has agreed to sell and the Purchasers have agreed to purchase the Shares on the terms set out in the Sale and Purchase Agreement.
(B)	In connection with the sale and purchase of the Shares, the Recipients desire the provision of certain Transitional Services and the Provider is prepared to provide certain Transitional Services to the Recipients for a limited period on the terms set out in this Agreement.
(C)	Further, the Providers desire the provision of certain Recipient Services and the Recipients are prepared to provide certain Recipients Services to the Provider and/or the Seller for a limited period on the terms set out in this Agreement.
IT IS AGREED as follows:
1.	INTERPRETATION
1.1	Defined terms

In this Agreement, the following words and expressions shall have the following meanings:

“Agreement”	this agreement and the recitals and Schedules to it;

“ARW”	has the same meaning as in the Purchasing Agreement;

“Brand Licence Deed”	the deed entered into by Borders Properties, Inc., and the First Purchaser effecting the grant of a licence to the First Purchaser to use certain intellectual property rights of Borders Properties, Inc.;

“Breach of Duty”	the breach of any (i) obligation arising from the express or implied terms of a contract to take reasonable care or exercise reasonable skill in the performance of the contract; or (ii) common law duty to take reasonable care or exercise reasonable skill (but not any stricter duty);

“Business”	has the same meaning as in the Sale and Purchase Agreement;

“Business Day”	a day (excluding Saturday and Sunday) on which the banks are generally open for business in Ann Arbor, Michigan, Sydney, Auckland and Singapore for the transaction of normal banking business;

“Commencement Date”	has the same meaning as Completion Date in the Sale and Purchase Agreement;

“Completion”	has the same meaning as in the Sale and Purchase Agreement;

“Control”	has the same meaning as in section 50AA of the Corporations Act 2001 (Cth);

“Encumbrances”	means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, contractual right of setoff or any other security agreement or arrangement in favour of any person.

“GST”	with respect to Australia has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or any like tax and with respect to New Zealand or Singapore means the tax payable pursuant to the Goods and Services Tax Act 1985 (NZ) and the Goods and Services Tax Act, Chapter 117A of Singapore respectively and any like tax;

“Intra-Group Guarantees”	has the same meaning as in the Sale and Purchase Agreement;

“Liability”	liability in or for breach of contract, Breach of Duty, misrepresentation, restitution or any other cause of action whatsoever relating to or arising under or in connection with this Agreement, including without limitation liability expressly provided for under this Agreement or arising by reason of the invalidity or unenforceability of any term of this Agreement (and for the purposes of this definition, all references to “this Agreement” shall be deemed to include any collateral contract);

“Provider Competing	has the meaning given to that term in the Purchasing

Business”	Agreement;

“Purchasing Agreement”	has the same meaning as in the Sale and Purchase Agreement;

“Recipients”	Borders Australia, Borders NZ and Borders Singapore;

“Recipient Service Period”	the period set out in Item 5 of Schedule 2;

“Recipient Services”	the services set out in Schedule 2;

“Sale and Purchase Agreement”	the agreement entered into between the Seller and the Purchasers effecting the sale of the Shares;

“Seller”	Borders Group, Inc, a company incorporated under the laws of Michigan, USA and having its registered office at 100 Phoenix Drive, Ann Arbor, Michigan 48108 USA;

“Seller’s Group”	has the same meaning as in the Sale and Purchase Agreement;

“Service Managers”	the respective parties’ representatives responsible for managing a particular Transitional Service or the Recipient Services and identified as such by the relevant party;

“Shares”	the issued share capital of the Recipients;

“Term Sheet”	a particular section of Schedule 1 (Term Sheets), identified as such, which describes particular term(s) relating to a particular Transitional Service(s);

“Transaction Document”	has the same meaning as in the Sale and Purchase Agreement;

“Transitional Period”	means the term of this Agreement; and

“Transitional Service(s)”	each of those services described in Schedule 1 (Term Sheets).
1.2	In this Agreement, unless the context otherwise requires:
(a)	a reference:
(i)	to the singular includes the plural and the other way round;

(ii)	to a gender includes all genders;

(iii)	to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures,) as amended, consolidated, supplemented, novated or replaced;

(iv)	to an agreement includes any deed, agreement or legally enforceable arrangement or understanding whether written or not;

(v)	to parties means the parties to this Agreement and to a party means a party to this Agreement;

(vi)	to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Agreement;

(vii)	to a person (including a party) includes:
(A)	an individual, company, other body corporate, association, partnership, firm, joint venture, trust or government agency;

(B)	the person’s successors, permitted assigns, substitutes, executors and administrators; and

(C)	a reference to the representative member of the GST group to which the person belongs to the extent that the representative member has assumed rights, entitlements, benefits, obligations and liabilities which would remain with the person if the person were not a member of a GST group;
(viii)	to a law:
(A)	includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange; and

(B)	is a reference to that law as amended, consolidated, supplemented or replaced; and

(C)	is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;
(ix)	to proceedings includes litigation, arbitration, and investigation;

(x)	to a judgement includes an order, injunction, decree, determination or award of any court or tribunal;

(xi)	to time is a reference to Sydney time;
(b)	headings are for convenience only and are ignored in interpreting this Agreement;

(c)	a warranty, representation, covenant or obligation given or entered into by more than one person binds them jointly and severally;

(d)	if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(e)	if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day;

(f)	the words “including” or “includes” mean “including but not limited to” or “including without limitation”;

(g)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(h)	this Agreement must not be construed adversely to a party solely because that party was responsible for preparing it;

(i)	to $ of dollars are references to the lawful currency of the United States of America at the date of this Agreement.
2.	PROVISION AND DURATION OF TRANSITIONAL SERVICES AND RECIPIENT SERVICES
2.1	The Provider shall supply or procure the supply of, and the Recipients shall pay for, the Transitional Services.
2.2	Each Transitional Service shall be provided during the Transitional Period (unless terminated earlier in accordance with clause 12) provided that the Recipients and the Purchaser shall use their reasonable endeavours to transition the Transitional Services away from the Provider as soon as possible and in any event before the end of the Transitional Period.
2.3	If during the term of this Agreement, the Recipients require additional services from the Provider (other than the Transitional Services described in Schedule 1), the Recipients and the Provider shall meet and discuss the Recipients’ requirements for such services. If the Provider agrees to provide such requested services and the Recipients and Provider agree on the cost of such additional services, the Recipients and the Provider shall amend this Agreement to incorporate an additional Term Sheet in Schedule 1 that sets out all relevant details of the additional services. The terms of this Agreement shall apply to the provision and receipt of such additional services.
2.4	In addition to the Transitional Services, the Provider, in its absolute discretion and on such terms as it may determine, may from time to time share knowledge relating to the Business (including retailing best practices, ways to exploit new channels to market (e.g. print on demand) and experience with loyalty schemes) with the Recipients.
2.5	Nothing in this Agreement shall prevent the Provider from providing services of a similar nature to the Transitional Services to any other person.
2.6	From the Commencement Date for the Recipient Service Period, the Recipients shall supply or procure the supply of, and the Provider shall pay for, the Recipient Services to the Provider and the Seller. The Provider and the relevant Recipients shall meet and discuss, as soon as reasonably practicable before the end of the Recipient Service Period, any continuing requirements of the Provider and/or the Seller’s for the Recipient Services and the services contemplated under section 2.7 below and, if the relevant Recipients agree, the terms on which such services will be provided after the Recipient Service Period ends.
2.7	If during the term of this Agreement, the Provider and/or the Seller requires additional services from the Recipients (other than the Recipient Services described in Schedule 2), the Recipients and the Provider shall meet and discuss the Provider’s and/or Seller’s requirements for such services. If the Recipients agree to provide such requested services and the Recipients and Provider agree on the cost of such additional services, the Recipients and the Provider shall amend this Agreement to incorporate additional wording in Schedule 2 that sets out all relevant details of the additional services. The terms of this Agreement shall apply to the provision and receipt of such additional services.
3.	CO-OPERATION AND MANAGEMENT
3.1	The parties’ Service Managers shall be responsible for the parties’ respective roles and obligations, and the co-ordination of all matters, relating to the Transitional Services and the Recipient Services. All communications, documentation and materials relating to a particular

Transitional Service or the Recipient Services and sent by the parties shall be sent to both parties’ Service Manager for that Transitional Service or the Recipient Services.
4.	DISPUTE RESOLUTION
4.1	In the event of any dispute, disagreement or difference of opinion arising out of this Agreement, its performance or its construction the Service Managers of the Provider and the Recipients shall use all reasonable efforts to negotiate an amicable resolution in good faith within twenty (20) Business Days of either party notifying the other of such a dispute, disagreement or difference of opinion.
4.2	If the Service Managers of the Provider and the Recipients have not met and reached a resolution or otherwise reached a resolution amicably in accordance with clause 4.1 above, then the Chief Executives of the Provider and the Recipients shall meet in order to endeavour to resolve the dispute.
4.3	If the Chief Executives of the Provider and the Recipients are unable to resolve the dispute within twenty (20) Business Days after meeting, or such other period agreed by the parties in writing, either party may submit the dispute to arbitration under the Rules for Conduct of Commercial Arbitration of the Institute of Arbitrators of Australia applicable at the time of submission.
4.4	The Parties agree that:
(a)	everything that occurs before the arbitrator will be in confidence and in closed session; and

(b)	the arbitrator’s determination will be final and binding on the parties.
5.	FEES AND OTHER COSTS
5.1	In consideration for the provision of the Transitional Services, the Recipients shall pay to the Provider:
(a)	the fees and other charges, if any, set out in Schedule 1 (Term Sheets); and

(b)	any reasonable additional third-party costs incurred by the Provider in connection with the provision of the Transitional Services by the Provider to the Recipients provided that:
(i)	the Provider must seek the approval of the Recipients prior to incurring any individual third-party cost of greater than $5,000;

(ii)	the Provider must act reasonably in retaining documentary evidence (such as receipts) of third-party costs incurred; and

(iii)	if the relevant Recipient does not give its approval the Provider shall immediately be released from any obligation to provide the relevant Transitional Services to the extent the Provider is not able to perform the relevant Transitional Services without incurring the third party costs.
5.2	In consideration for the provision of the Recipient Services, the Provider shall pay to the Recipients:
(a)	the fees and other charges, if any, set out in Schedule 2 (Recipient Services); and

(b)	any additional third-party costs incurred on behalf of the Provider or by the Recipients in connection with the provision of the Recipient Services by the Recipients to the Provider provided that:
(i)	the Recipient must seek the approval of the Provider prior to incurring any individual third-party cost of greater than $5,000;

(ii)	the Recipient must act reasonably in retaining documentary evidence (such as receipts) of third-party costs incurred; and

(iii)	if the Provider does not give its approval the relevant Recipient shall immediately be released from any obligation to provide the relevant Recipient Services to the extent the relevant Recipient is not able to perform the relevant Recipient Services without incurring the third party costs.
5.3	Unless otherwise stated, all sums referred to in this Agreement are exclusive of GST. If GST is payable as a consequence of any supply made (or deemed to be made) by one party to the other in connection with this Agreement, the party receiving the supply must pay to the party making the supply an amount equal to the GST payable in respect of the supply (“GST Amount”), in addition to the consideration required to be paid under any other provision of this Agreement and the supplier will provide the recipient with a tax invoice for the GST Amount at the time the supplier issues the invoice for the consideration for the relevant supply. Each party must ensure that each invoice it presents to another party under this Agreement in respect of any GST Amount is a valid tax invoice.
5.4	Terms used in clause 5.3 (including “supply”, “consideration” and “tax invoice”) have the same meaning as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
5.5	In the event that a Transitional Service or the Recipient Services terminate other than on the date in a month which, for the purposes of invoicing the Transitional Service or Recipient Services, is deemed to be the start of the month (the “Invoice Date”), the fee for the last month of the Transitional Service or Recipient Services shall be calculated and invoiced on a pro-rata basis by reference to the number of days elapsed between the Invoice Date and the date on which the Transitional Service or Recipient Services terminated.
6.	INVOICING AND LATE PAYMENTS
6.1	The Provider will be entitled to invoice the Recipients on or after the Commencement Date for the fees payable under clause 5.1 (Fees and Other Costs). Invoices will be issued by the Provider on a monthly basis in advance for the Transitional Services that will be provided to the Recipients in the month following the date of the invoice. The Recipients will pay all invoices within forty (40) days of receipt. For the avoidance of doubt, unless otherwise specified in this Agreement, all invoices and payments will be in US dollars.
6.2	The Recipients will be entitled to invoice the Provider for the fees payable under clause 5.2 (Fees and Other Costs). Invoices will be issued by the Recipients on a monthly basis in advance for the Recipient Services that will be provided to the Provider and/or the Seller in the month following the date of the invoice. The Provider will pay all invoices within forty (40) days of receipt.
6.3	All payments made under this Agreement shall be so made without set-off, deduction or withholding save as required by law, other than in respect of the fees payable by the Provider in relation to the Recipient Services, which may be set off against fees owed by the Recipients to the Provider in relation to the Transitional Services.

6.4	If any party which is required to pay any sum under this Agreement fails to pay any sum payable by it under this Agreement on the due date for payment (the “Defaulting Party”), it shall pay interest on such sum for the period from and including the due date up to the date of actual payment (after as well as before judgement) in accordance with clauses 6.5 and 6.6.
6.5	The Defaulting Party shall pay interest at the annual rate which is the aggregate of 2% per annum and the base rate from time to time of Australia and New Zealand Banking Group Limited.
6.6	Interest under this clause 6 shall accrue on the basis of the actual number of days elapsed and a 365-day year and shall be paid by the Defaulting Party on demand. Unpaid interest shall compound monthly.
7.	OTHER OBLIGATIONS
7.1	Each party undertakes to the other that it will not alter, corrupt or damage in any way nor extract or add to in any unauthorised manner any data belonging to another and held on any computer or other system used for the purposes of supplying or receiving the Transitional Services or Recipient Services.
7.2	The Provider will provide the Transitional Services with reasonable skill and care.

7.3	The Recipients will provide the Recipient Services with reasonable skill and care.

7.4	The Recipients shall only use the Transitional Services in relation to the Business.
7.5	The Recipients shall be responsible for project managing the orderly transfer of responsibility for the Transitional Services at the end of the Transitional Period.
7.6	The Provider agrees to use all reasonable endeavours to assist the Recipient with the transfer of the Transitional Services contemplated in clause 7.5
8.	LIMITATION OF LIABILITY
8.1	This clause 8 prevails over all other clauses and Schedules in this Agreement and sets forth the entire liability of the parties, and their sole and exclusive remedies in respect of:
(a)	the performance, non-performance, purported performance or delay in performance of this Agreement; or

(b)	otherwise in relation to this Agreement or the entering into or performance of this Agreement.
8.2	Nothing in this Agreement shall exclude or limit any party’s Liability (i) for fraud or tort of deceit; (ii) for death or personal injury in Australia caused by its Breach of Duty; (iii) for any other Liability which cannot be excluded or limited by applicable law.
8.3	Subject to clause 8.2 and to the extent permitted by law, the Provider acknowledges and agrees that any Liability of the Recipients in respect of the provision of, or failure to provide, the Recipient Services howsoever arising is excluded unless and to the extent that any insurance operates to, and does, indemnify the Provider for such liability.
8.4	To the full extent permitted by law, the Provider and the Recipients exclude all representations, warranties, terms and conditions, whether express or implied (and including those implied by statute, custom, law or otherwise), except as expressly set out in this Agreement. Certain legislation, including the Trade Practices Act 1974 (Cth), may imply warranties or conditions or impose obligations upon the Provider or the Recipients which cannot be excluded, restricted or modified or cannot be excluded, restricted or modified except to a limited extent. This Agreement must be read subject to these statutory provisions. If these statutory provisions apply, to the extent to which the Provider and the Recipients are entitled to do so, the Provider or the Recipient (as the case may be) limits its liability in respect of any claim under those provisions to:
(a)	in the case of goods, at the Provider’s or the Recipients’ option (as the case may be):
(i)	the replacement of the goods or the supply of equivalent goods;

(ii)	the repair of the goods;

(iii)	the payment of the cost of replacing the goods or of acquiring equivalent goods; or

(iv)	the payment of the cost of having the goods repaired; and
(b)	in the case of services, at the Provider’s or the Recipients’ option (as the case may be):
(i)	the supplying of the services again; or

(ii)	the payment of the cost of having the services supplied again.
8.5	Save as provided in clauses 8.2 and 8.4 above, neither the Provider nor the Recipients shall have Liability to the other for (i) loss of actual or anticipated profits; (ii) loss of contracts; (iii) loss of the use of money; (iv) loss of opportunity; (v) loss of goodwill; (vi) loss of reputation; or (vii) any indirect or consequential loss, and such Liability is excluded whether it is foreseeable, known, foreseen or otherwise. For the avoidance of doubt, clauses 8.5(i)- 8.5(vii) apply whether such losses are direct, indirect, consequential or otherwise.
8.6	Subject to clauses 8.2 and 8.4 above, the total aggregate Liability of the Provider in connection with the provision of, failure to provide, or delay in providing, a Transitional Service including, for the avoidance of doubt, where the liability arises as a result of the provision, failure to provide, or delay in providing a Transitional Service by a sub-contractor of the Provider (as described in clause 8.7) shall not exceed the aggregate amounts payable in respect of the relevant Transitional Service. Subject to clauses 8.2 and 8.4 above, the total aggregate Liability of the Recipients in connection with the provision of, failure to provide, or delay in providing, the Recipient Services shall not exceed the aggregate amounts payable in respect of the Recipient Services. The limitation of Liability under this clause 8.6 has effect in relation both to any Liability expressly provided for under this Agreement and to any Liability arising by reason of the invalidity or unenforceability of any term of this Agreement. This clause 8.6 shall not apply to the Provider’s or the Recipients’ liability to pay the charges pursuant to clause 5.1 (Fees and Other Costs).
8.7	The parties acknowledge that certain Transitional Services will be provided by sub-contractors of the Provider under existing contracts between the Provider and such sub-contractors.
8.8	Notwithstanding clause 15 below, in the event that the Provider or the Recipients fail to notify the other party of a breach of this Agreement within five (5) Business Days of becoming aware of the same, the Providers or the Recipients (as the case may be) shall be deemed to have waived their entitlement to claim for losses arising from the breach to the extent that the failure to notify the other party of the breach within the time specified has prejudiced the ability of the other party to rectify the breach and to minimize any loss suffered by the Provider or the Recipients (as the case may be).

8.9	The Transitional Services provided to Borders NZ pursuant to this Agreement are for business purposes and that the parties exclude the application of the Consumer Guarantees Act 1993 (NZ).
9.	CONFIDENTIALITY
9.1	Each party shall treat as strictly confidential and will not disclose any information received or obtained by it or its officers, employees, agents or advisers as a result of entering into or performing this Agreement which relates to:
(a)	the provisions of this Agreement, or any document or Agreement entered into pursuant to this Agreement;

(b)	the negotiations leading up to or relating to this Agreement; or

(c)	the other party
(together “Confidential Information”),

provided that these restrictions shall not apply to any disclosure of information if and to the extent the disclosure is:
(i)	required by the law of any jurisdiction;

(ii)	required by any applicable securities exchange, supervisory or regulatory or governmental body to which the relevant party is subject or submits, wherever situated, whether or not the requirement for disclosure has the force of law provided that in the case of a requirement for disclosure that does not have the force of law, legal counsel deems the disclosure to be appropriate;

(iii)	made to the relevant party’s shareholders, professional advisers, auditors or bankers or the professional advisers, auditors or bankers of any other member of the relevant party’s group of companies; or

(iv)	of information that has already come into the public domain through no fault of the relevant party or any other member of that party’s group of companies.
9.2	Upon termination or expiry of this Agreement (for whatever reason), each party shall return all Confidential Information of the other parties within its possession, custody or control.
9.3	Notwithstanding clause 9.2, each party may retain such Confidential Information that it is required to do so by law and to the extent such Confidential Information forms part of board or investment committee papers.
10.	ASSIGNMENT AND SUB-CONTRACTING
10.1	Subject to clause 10.2 and 10.3 (below), the rights, benefits and obligations of the parties under this Agreement shall not be assigned, transferred or otherwise disposed of in whole or in part without the prior written consent of the other parties, such consent not to be unreasonably withheld or delayed.
10.2	The Provider may sub-contract to a third party to supply the Transitional Services provided that, subject to clause 8.7 above, the Provider remains responsible to the Recipients for its obligations under this Agreement.

10.3	The Recipients may sub-contract to a third party to supply the Recipient Services provided that the Recipients remain responsible to the Provider for their obligations under this Agreement.
10.4	Either party may grant to its financiers from time to time (or any security trustee on their behalf) Encumbrances over their respective rights under this Agreement.
11.	FORCE MAJEURE
11.1	The party affected shall be excused performance of its obligations under or pursuant to this Agreement if, and to the extent that, performance of such obligations is delayed, hindered or prevented by acts, events, non-happenings, omissions or accidents (including, without limitation, acts of God, war, hostilities, riot, fire, explosion, accident, flood, sabotage, lack of adequate fuel, power, raw materials, containers, transportation or labour, strike, lock-out or injunction (provided that neither party shall be required to settle a labour dispute against its own best judgement), changes to governmental laws, regulations or orders) which affect the performance of this Agreement and which in each case are beyond the reasonable control of the party affected.
12.	TERM AND TERMINATION
12.1	This Agreement shall commence on the Commencement Date and, subject to clauses 12.2 and 12.3 below, shall remain in full force and effect until twelve (12) months from Completion or, if earlier, the date on which all Transitional Services have been terminated.
12.2	Notwithstanding clause 12.1, the Recipient may terminate each Transitional Service in accordance with the relevant termination notice provision in Schedule 1.
12.3	Upon such termination contemplated in clause 12.2 the fees relating to that Transitional Service shall cease, and an appropriate adjustment to the amount payable shall be credited to the Recipients.
12.4	The Provider shall be entitled to terminate the Recipient Services on the notice period set out in Schedule 2, and upon such termination the fees relating to the Recipient Services shall cease, and an appropriate adjustment to the amount payable shall be credited to the Provider.
12.5	The Provider may terminate this Agreement forthwith by written notice to the other parties in the event that a Purchaser or a Recipient: becomes insolvent; has a liquidator, administrator, administrative receiver, receiver or any similar official appointed in respect of the whole or any part of its assets; has an order or resolution made or passed for winding-up; enters, or resolves to enter into, an arrangement, compromise or composition generally with its creditors; takes any equivalent action, or any equivalent action occurs in any other jurisdiction; or shall cease to carry on business.
12.6	The Purchaser and/or a Recipient may terminate this Agreement forthwith by written notice to the Provider in the event that the Provider: becomes insolvent; has a liquidator, administrator, administrative receiver, receiver or any similar official appointed in respect of the whole or any part of its assets; has an order or resolution made or passed for winding-up; enters, or resolves to enter into, an arrangement, compromise or composition generally with its creditors; takes any equivalent action, or any equivalent action occurs in any other jurisdiction; or shall cease to carry on business.
12.7	The Provider may terminate this Agreement immediately at any time by written notice to the Recipients if:

(a)	a Recipient commits a material breach of this Agreement (including any breach of its payment obligations under this Agreement) which is not remediable, or if remediable, it has failed to remedy within thirty (30) days of receiving written notice requiring it to do so;

(b)	a failure by a Recipient to pay any undisputed fee or charge under this Agreement within 30 days of the date that it falls due under the terms of this Agreement;

(c)	a Recipient commits a material breach of the Purchasing Agreement or the Sale and Purchase Agreement (including any breach of its payment obligations thereunder) which is not remediable, or if remediable, it has failed to remedy within thirty (30) days of receiving written notice requiring it to do so by Borders Group, Inc;

(d)	Borders Properties, Inc terminates the Brand Licence Deed pursuant to clause 9.2 of the Brand Licence Deed;

(e)	an obligation arises on the part of a member of the Seller’s Group to make payment (which, for the avoidance of doubt, shall not include any payment made by a member of the Seller’s Group in connection with the granting of a release of the relevant member of the Seller’s Group from any Intra-Group Guarantee) under an Intra-Group Guarantee provided that the Provider may not terminate this Agreement pursuant to this clause 12.7(e) if the relevant member of the Seller’s Group is paid by a Purchaser under the indemnity in paragraph 2 of Schedule 3 to the Sale and Purchase Agreement;

(f)	at any time there is a change in Control of any of Borders Australia, Borders NZ, Borders Singapore, ARW or any Purchaser, other than as contemplated by a Transaction Document or where:
(i)	the relevant change of Control does not result in a Provider Competing Business acquiring Control of any of Borders Australia, Borders NZ, Borders Singapore, ARW or any Purchaser; or

(ii)	where the Provider has provided its prior written consent to the change in Control; or
(g)	a Provider Competing Business acquires (directly or indirectly) a legal or beneficial interest of 20% or more in any of Borders Australia, Borders NZ, Borders Singapore, ARW or any Purchaser without the Provider’s prior written consent.
12.8	Termination or expiry of this Agreement (for whatever reason) shall be without prejudice to the respective rights and liabilities of each of the parties accrued prior to such termination or expiry.
12.9	All rights and obligations of the parties shall cease to have effect immediately upon termination or expiry of this Agreement save that:
(a)	clauses which are expressed to survive its termination or expiry, or which, from their nature or context, it is contemplated that they are to survive termination or expiry; and

(b)	any provision of this Agreement necessary for its interpretation or enforcement, shall continue in force following termination or expiry of this Agreement (for whatever reason).

13.	NOTICES
13.1	Any notice, demand or other communication (“Notice”) to be given by any party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in clause 13.2, or delivering it by hand to the address set out in clause 13.2 and in each case marked for the attention of the relevant party set out in clause 13.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 13). Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:
(a)	if sent by fax, at the time of transmission; or

(b)	in the case of delivery by hand, when delivered;
provided that in each case where delivery by fax or by hand occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

13.2	The addresses and fax numbers of the parties for the purpose of clause 13.1 are as follows:

(a)	Provider
	Address:	100 Phoenix Drive
Ann Arbor MI 48108
United States of America

	Fax:	+1 734 477 1370

	For the attention of:	General Counsel

	With a copy to:	Baker &McKenzie
	Address:	Level 27, 50 Bridge Street
Sydney NSW 2000

	Fax:	+61 2 9225 1595

	For the attention of:	Steven Glanz

(b)	Recipients
	Address:	Level 14, 379 Collins Street
Melbourne, Victoria 3000
Australia

	Fax:	+61 3 8623 1149

	For the attention of:	the Managing Director

	With a copy to:	Clayton Utz

	Address:	Level 19, 1 O’Connell Street
Sydney NSW 2000

	Fax:	+61 2 8220 6700

	For the attention of:	Philip Kapp

13.3	A party may notify the other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 13, provided that, such notice shall only be effective on:
(a)	the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.
13.4	In proving service is shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.
14.	INVALID OR UNENFORCEABLE PROVISIONS

14.1	If a provision of this Agreement is invalid or unenforceable in a jurisdiction:
(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	it does not affect the validity or enforceability of:
(i)	that provision in another jurisdiction; or

(ii)	the remaining provisions.
15.	WAIVER AND EXERCISE OF RIGHTS
(a)	A waiver by a party of a provision or of a right under this Agreement is binding on the party granting the waiver only if it is given in writing and is signed by the party or an officer of the party granting the waiver.

(b)	A waiver is effective only in the specific instance and for the specific purpose for which it is given.

(c)	A single or partial exercise of a right by a party does not preclude another or further exercise of that right or the exercise of another right.

(d)	Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.
16.	AMENDMENT

16.1	This Agreement may be amended only by a document signed by all parties.

17.	COUNTERPARTS

17.1	This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

18.	FURTHER ASSURANCES
18.1	Each party must, at its own expense, whenever requested by another party, promptly do or arrange for others to do everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.
19.	ASSIGNMENT
19.1	Subject to clause 19.2, a party must not transfer, assign, create an interest in or deal in any other way with any of its rights under this Agreement without the prior written consent of the other parties.
19.2	Either party may grant to its financiers from time to time (or any security trustee on their behalf) Encumbrances over their respective rights under this Agreement.
20.	ENTIRE AGREEMENT
20.1	This Agreement represents the whole and only agreement between the parties in relation to the provision of the Transitional Services and the Recipient Services and supersede any previous agreement (whether written or oral) between all or any of the parties in relation to the subject matter of any such document save that nothing in this Agreement shall exclude any liability for, or remedy in respect of, fraudulent misrepresentation.
21.	RIGHTS CUMULATIVE
21.1	The rights, remedies and powers of the parties under this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by law.
22.	CONSENTS AND APPROVALS
22.1	A party may give its approval or consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Agreement expressly provides otherwise.
23.	JURISDICTION
23.1 Each party irrevocably and unconditionally:
(a)	submits to the non-exclusive jurisdiction of the courts of New South Wales; and

(b)	waives any claim or objection based on absence of jurisdiction or inconvenient forum.
24.	SERVICE OF PROCESS
24.1	Each party agrees that a document required to be served in proceedings about this Agreement may be served:
(a)	if originating process or a subpoena to be served on a company or registered body by being sent by post to or left at its registered office, and in all other cases at its address for service of notices under clause 13; or

(b)	in any other way permitted by law.

25.	CURRENCY CONVERSION
25.1	For the purpose of converting amounts specified in one currency into another currency where required, the rate of exchange to be used in converting amounts specified in one currency into another currency shall be the New York closing rate for exchanges between those currencies quoted in the Wall Street Journal for the nearest Business Day for which that rate is so quoted prior to the date of the conversion.
26.	GOVERNING LAW

26.1	This Agreement is governed by the laws of New South Wales, Australia.
The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules.

SCHEDULE 1
TERM SHEETS
A — Financial Reporting

A.1. Description	Procuring financial reporting for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$140,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months
Department: International Finance

Department description:	Financial Reporting

Item	Classification	Re/(O)ccurrence	Item comments
Daily Flash Sales	Reporting	D	Net sales daily reporting by store

Maintain FX Rates in Lawson/EAP	Task	D	Enter FX rates into Lawson

Email Collection/Cashier	Reporting	D

Email Collection	Reporting	D

Paperchase Sales and Commission Reporting	Reporting	W

Weekly Transactions	Task	W

Category Sales	Reporting	W	Net sales by category

Transaction/Units Summary	Reporting	W	Includes transaction and units counts; Gross Margin, Discounts, Net Margin per Trans and Unit

Clearance (Red Dot) Results	Reporting	W	During the Clearance (Red Dot) Sales Timing

Series Code (Promotional) Discounts	Reporting	W	Sales and units sold by series code

Coupon Discounts	Reporting	W

Gift Card Sales	Reporting	M

Corporate Sales	Reporting	M

AP165 Reprint	Reporting	M

Item	Classification	Re/(O)ccurrence	Item comments
ACME Returns	Reporting	M

Periodical Sales/Margin	Reporting	M	by UPC

Missed Returns

Month End Journal Entries	Task	M	Datacomm, legal expenses, Interest, taxes, error suspense, shrink, markdowns, etc

GST Reporting	Reporting	M

Forecasting	Task	M/Q	Each markets send P&L submissions to be loaded into EAP system

Over/Short Report	Task	M

Provide Final P&L Statements	Reporting	M	Send over final P&L statements after all journal entries are booked

Store Contribution Reporting	Reporting	M	Store level P&L's for Month and YTD

Account Reconciliations	Task	M	Various accounts, are completed in the US

Corporate Customer Sales Reporting	Reporting	W

Weekly Discount Reconciliation Reporting	Reporting	W

Accounts Payable Lag Reporting	Reporting	M

Payroll and Sales Management Reports	Task	W

B — Statutory Accounts Reporting

A.1. Description	Prepare statutory reporting for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$17,500/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months
Department: International Finance
Department description: Statutory Accounts Reporting

Item	Classification	Re/(O)ccurrence	Item comments
Provide letter of support, letter of representation and intercompany confirmations	Task	Annual

Coordinate EY requests from work performed by IFD	Task

Provide supporting documents for accounts managed by IFD	Task

Prepare statutory accounts	Task	Annual

C — Property Accounting

A.1. Description	Responsible for Asset Management for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$35,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months

Department:	Property Accounting

Department description:	Responsible for Asset Management system, including Capital spending, depreciation and asset write-offs

Item	Classification	Re/(O)ccurrence	Item comments
Yearly budgeting of cap-ex and depreciation expense	Task	Y	Cap-ex submissions from local office, all planning at H.O.

Monthly forecast updates	Task	M	Monthly reforecast depreciation expense and cap-ex, submit into EAP

Capital Spending administration	Task	Ongoing	Responsible for creation and approval, as well as subsequent tracking of CERs

Tracking of Capital Projects	Task	Ongoing

Fixed asset accounting	Task	M	Record all depreciation and asset-related activity

Monthly Fixed Asset Reporting	Reporting	M	Monthly variance to forecast explanations, Asset Registers

Cap-ex reporting	Reporting	M	1) Approved vs. Invoiced

Cap-ex reporting	Reporting	M	2) Project activity reporting

Cap-ex reporting	Reporting	M	3) New Store Cap-Ex

GL Account Recs	Task	M	All fixed asset accounts

D — Accounts Payable (A/P)

A.1. Description	Accounts Payable and Accounts Receivable for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$210,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Department:	Accounts Payable

Department description:	Accounts Payable and Accounts Receivable

Item	Classification	Re/(O)ccurrence	Item comments
EDI and Paper drop ship merchandise invoice processing	Task	Ongoing

Expense invoice processing	Task	Ongoing	10% done by IFD

Warehouse receipt merchandise invoice matching	Task	Ongoing

Vendor service representatives	Task	Ongoing	Primary contact is IFD

Vendor account reconciliations	Task	Ongoing

Vendor set-up	Task	Ongoing	Includes completion of vendor credit applications

Debit balance recovery	Task	Ongoing	Substantial leveraging of Australian resources

AP Audit functions	Task	Ongoing	Includes but not limited to duplicate payment recovery and 3rd party audit recoveries

Trade check runs	Task	M/W	Check runs are run and signed off by IFD

Wire transfers	Task	Ongoing

Year-end audit	Task	Y	Support for auditor requests

General Ledger Balance Sheet Account Reconciliations	Task	M	All payables accounting

Reserves Analysis	Reporting	M	All payables accounting

Aged Accrual Analysis	Reporting	M	All payables accounting

Average Days to Pay	Reporting	M

Item	Classification	Re/(O)ccurrence	Item comments
Non Top Vendor Activity	Reporting	M

Status of Reconciliations for Top Vendors	Reporting	M

Accounts Payable Ratio Reporting	Reporting	M

Vendor Debit Balance Reporting	Reporting	M

Claims on Invoices Trend Reporting	Reporting	M

AP165 — drop ship merchandise invoices reporting to stores	Reporting	M

E — Bank Reconciliation

A.1. Description	Bank Reconciliations for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$21,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months

Department:	Bank Reconciliation

Department description:	Responsible for Reconciliation of all bank/disbursement accounts

Item	Classification	Re/(O)ccurrence	Item comments
General Ledger Balance Sheet Account Reconciliations	Task	M	All Cash and Disbursement Accounts

F — Treasury

A.1. Description	Treasury support services to the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$35,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months
Department:
Treasury
Department description:

Item	Classification	Re/(O)ccurrence	Item comments
Cash Management	Task	Ongoing	Includes forecasting, funding, borrowing, overdraft facility maintenance

Month-end close for bank/cash accounts	Accounting	Monthly	ID all cash activity (cash, wires, checks etc) and tie to specific General Ledger code. Monthly upload to Lawson General Ledger of all activity.

Foreign currency transactions for year end hedging	Task	Yearly

Credit card management	Accounting, Task, Reporting	Ongoing	Setting up and managing relationship with credit card companies, monthly entry of credit card fees, planning for credit card fees, reporting on credit card fees.

Bank relationships	Task	Ongoing	Set-up and management of bank relationships, monthly entry of bank fees, planning for bank fees.

Interest	Accounting	Ongoing	Monthly entry of interest, monthly reconciliations, forecasting and planning

Wire Transfer Activity	Task	Ongoing	Activation of approved wire transfers.

G — Lease Accounting

A.1. Description	Lease Accounting for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$8,750/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months
Department: Lease Accounting
Department
description:

Item	Classification	Re/(O)ccurrence	Item comments
Straight Line Rent Accounting	Accounting	On-going	Includes: initial calculation, maintenance, journal entries, monthly forecasting, yearly planning, and General Ledger reconciliations of Straight Line Balance Sheet accounts

Wire Transfers	Task	Monthly	Initiate wire transfers for rental payments for all APAC stores

H — Merchandise Reporting

A.1. Description	Merchandise Reporting for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$70,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Department:	International Finance

Department description:	Reporting on Merchandise Category Performance

Item	Classification	Re/(O)ccurrence	Item comments
Weekly Subject Range Report	Reporting	W	Weekly sales, store inventory, purchase, pending order, on order, store returns, and vendor return by subject breaks

Open to Buy	Reporting	W	Units on Order (DC and Drop ship) by PO types – Actual vs. Target by buyers

Not Yet Published	Reporting	W	Order of Not Yet Publish Titles by Product line by month

In Stock	Reporting	W	Weekly Top Title sales by subject break 100 and In Stock percentage

Top Titles	Reporting	W	Weekly Top 10 sales by product lines comparison TY vs. LY

Bargain Scorecard	Reporting	W	Bargain Sales, Shipments, Inventory by Store

Calendar Scorecard	Reporting	W	While Calendars are in Stock (Oct-Jan)

Weekly Kids Sales	Reporting	W	Kids Subject Code Sales by Store

Vendor Scorecard	Reporting	M	Sales, Purchase, Return, Refused Return, and inventory by vendor level

Inventory Aging by Category	Reporting	M	Aging Inventory bucket by category by store

Bargain Report	Reporting	W	Bargain Sales, Rolling 5 weeks Sales, Inventory by store

Stock Aging	Reporting	M	Aging of Returnable and Non Returnable Stock by Category/Product line

Stock Reserves	Accounting	M	Reserve Calculations and Accounting Entries for Aged Non Returnable Stock

Deadwood Returns	Reporting	M – as needed	Manual Process

Item	Classification	Re/(O)ccurrence	Item comments
RPLs	Reporting	M – as needed	System Process

Buyer Action Plan	Reporting	M	Sales, Margin, Inventory, Week of Supply, Stockturn, Purchase and Vendor Claims by Buyers

Location Range Report	Reporting	M	Sales, Inventory, and On Order by Location by Store

Out of Stock	Reporting	M	Out of Stock reporting by store by country

I — Margin Accounting and Reporting

A.1. Description	Margin Accounting and Reporting for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$70,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Department:	International Finance

Department description:	Margin Accounting and Reporting

Item	Classification	Re/(O)ccurrence	Item comments
Preliminary Period Margin Statements	Reporting	W	Actual Sales vs. Forecast vs. Plan Analysis

Final Period Margin Statements	Reporting	M	Final reporting of sales, cost, and margin and comparison to forecast

Period Cost of Sales	Accounting	M	Calculate cost of sales for accounting posting

Period Sales Adjustments	Accounting	M	Sales Audit posting

Vendor Code Sales Mix	Reporting	M	Sales mix by vendors for the last 6 months with their average margin rate

Period Margin by Vendor Code	Reporting	M	Avg 6 months period margin sales mix by vendors

Country Mix – Purchases and Sales	Reporting	M	Sales and Shipment Mix by country by product line

New Store Discount Summary	Reporting	NYO only

Periodicals	Reporting	M	Mill & Boon, US Periodical, Local Periodical, and Subscription Sales reporting by stores

J — Inventory Accounting and Control

A.1. Description	Inventory Accounting and Control for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$70,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Department:	Inventory Control

Department description:	Inventory reconciliation of on hand systems to financial systems and inventory reporting

Item	Classification	Re/(O)ccurrence	Item comments
Inventory at Retail	Reporting	W	Classified by Total Stores, FTC, RC

Warehouse Inventory Summary	Reporting	W	Warehouse system weekly processing flow with perpetual inventory balances.

Warehouse Overstock Aging and Fill Rates	Reporting	W	Warehouse system inventory aging with weekly shipping fill rates.

Return Center Summary and Claim Aging	Reporting	W	Return Center system weekly inventory flow, on hand balances, with aged vendor returns claims.

Warehouse Receipts and Shipments	Reporting	W	Warehouse system weekly summary processing. Details are provided upon request.

Warehouse Reconciliations	Accounting	Q	Reconcile to General Ledger

Physical Inventory	Accounting	Per StockTake Schedule	Includes pre-work, stock takes, post work, reconciliations, and results reporting by store and category

Shrink Liabilities	Accounting	M	Monthly Accruals, Record Results

Inventory Entries	Accounting	M

K — Tax

A.1. Description	Tax Reporting and Filing for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$52,500/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months

*	Tax is fully dependent on transaction data support from the Australia/New Zealand team.

Department:	Tax

Department description:	Tax Returns

Item	Classification	Re/(O)ccurrence	Item comments
Provide all information necessary for the submission of tax returns		Annual

Provide GST reporting	Report	Periodic

Support Statutory Account Tax Calculations	Accounting	Annual

Provide tax depreciation reporting	Report	Annual

Maintain and provider accurate tax depreciation schedules	Report	Annual

L — IT

A.1. Description	Information Technology Support for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$1,340,000/ year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Department:	IT

Support for all Borders proprietary systems, as well as other

Department description:	Borders integrated systems for merchandising, distribution, stores, and financials.

Item	Classification	Re/(O)ccurrence	Item comments
Transitional Support			Tasks provided during the term of the TSA

Provide BGIA (central stock, supplier and purchase order management) system functionality and support	Task	On-going	Provides data on on-hand inventory as well as inventory transfer data

Provide BGIB (distribution management, inventory control and subsidiary financial) system functionality and support	Task	On-going	Performs AP invoice matching as well.

Provide CMA (core back-list titles as well as EPOS daily data poll) system functionality and support	Task	On-going

Provide IMA (in-store inventory management – goods receipt and returns) system functionality and support	Task	On-going

Provide IT outage alerts	Task	As needed

Provide Lawson (general ledger, asset management, accounts payable) system functionality and support	Task	On-going

Provide Data Warehouse (business intelligence, the central location for most business data) functionality and support	Task	On-going

Item	Classification	Re/(O)ccurrence	Item comments
Provide DW Portal (web application to access sales, transactions, and discounting from POS) system functionality and support	Task	On-going

Provide store detail file transfers (daily FTP of key financial metrics) functionality and support	Task	On-going

Provide Outlooksoft/EAP systems functionality and support	Task	On-going	Maintain the query tool for Lawson G/L

Helpdesk support	Task	As needed	For all IT issues that cannot be resolved via the ANZ IT technicians.

Data back-ups and storage	Task	On-going

New Store set-up in legacy system	Task	As needed

TOTAL TRANSITIONAL SUPPORT			$ 140,000.00

Data Migration/IT Transition to ANZ Ownership			Project management and task work to migrate data and hardware to ANZ ownership

Project coordination/management	Task	On-going	IT point of contact for coordination of transition to new owner to work with ANZ team

Develop process for transition of SCM (product in the pipeline) to ANZ ownership	Task	On-going	Co-manage the plan to transition the SCM with a system implementation to ensure limited disruption to the flow of products

Provide final inventory data to ANZ ownership	Task	One time

Provide final title file assortment data to new ownership	Task	One time

Provide one-time historical sales/inventory data in the required format	Task	One time

Update Outlooksoft dimensions	Task	One time

TOTAL MIGRATION AND TRANSITION COSTS			$ 1,200,000.00

TOTAL IT COSTS			$ 1,340,000.00

M — Merchandising

A.1. Description	Book and Non-Book Buying for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$105,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months

Department:	Merchandising

Department description:	Book and Non-Book Buying

Item	Classification	Re/(O)ccurrence	Item comments
Merchandise buying, allocation & replenishment	Task	On-going

Weekly “big-buy” conference calls for information sharing purposes for Merchandise	Task & Reporting	W	Other information sharing activities to be negotiated.

Merch Ops – Vendor Management – Weekly reporting	Reporting	W	By store listing of total OH, OO, NYP title and unit counts, retail value

N — Merchandise Operations

A.1. Description	Product Data and Analysis Support for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$70,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Department: Operations	Merchandising

Department description:	Title file, vendor management, Point Of Sale promotions, store planning, merchandise planning

Item	Classification	Re/(O)ccurrence	Item comments
New store planning/store space and layout planning		Ongoing

Title File Department:

Complete listing of all US titles on BGIA	Reporting	Weekly

Complete listing of all non-US titles on BGIA	Reporting	Weekly

Sales and OH info for all BINCs	Reporting	Weekly

Bowker data – master title file by country	Reporting	Monthly

Title File Updates	Task	Weekly	Weekly set of macros that cleanse title file data to conform to BGI standards

Title File Updates	Task	Ongoing	Manual maintenance based on vendor or in-country requests

Title File Updates	Task	Ongoing	Semi-manual process for mass updates, required by in-country

Changes to title file report	Reporting	Weekly	Shows all changes to title file in the last week

Titles changing to OP	Reporting	Monthly	Reporting on titles changing to out of print status

Paperchase maintenance			Performed by the Paperchase(US) department

Item	Classification	Re/(O)ccurrence	Item comments
Marketing: POS Promotions

Promotional set-up – CMA	Task	Ongoing	Set-up all non BGIA promotions in CMA to be sent down to store POS system

Promotional set-up – BGIA	Task	Ongoing	This department provides support for any changes that need to be made to these promotions

Bar-code creation	Task	Ongoing	Create all barcodes needed for promotions

Training and Consultation for promotion creation	Task	Ongoing

Merch Planning

Reporting:		Weekly	Top 200 items(sales), all stores, by country by product line

		Weekly	Top items(sales), by country, by product line, by binc, by store

		Weekly	Sales, On Hands, TY/LY, Turn, Discounts, for Paperchase and Gifts/Stationary category

O — Transportation

A.1. Description	Logistics/Shipping for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$49,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Department:	Transportation

Department description:	Shipping and logistics

Item	Classification	Re/(O)ccurrence	Item comments
Ship and ensure any Borders US bought product is shipped to ANZ at Purchasers expense	Task	On-going

Freight and Distribution Center Reporting	Reporting	On-going	Weekly, monthly reporting including Costs Per Unit, Output (units) Per Hour, Distribution Financials, and Freight Operating Review Meetings

Freight and DC Planning	Task	Yearly	Planning at the detail Output Per Hour/ Costs Per Unit Distribution and Freight Financials

P — Communications

A.1. Description	Store/field communications for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$11,375/year
A.5. Exceptions	N/A
A.6 Termination Notice	3 months

Department:	Communications

Department description:	Store and store manager communications

Item	Classification	Re/(O)ccurrence	Item comments
Store communications – e-mail box, news/marketing bulletins (promotions) and e-info updates.	Task	On-going

Store manager specific communications	Task	Bi-weekly

URL set-up on proxy server (link created on e-info)	Task	As needed

Q — Store Operations

A.1. Description	Store Operational Support for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$35,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Department:	Store Operations

Department description:

Item	Classification	Re/(O)ccurrence	Item comments
Provide store operational support from US.	Task	On-going

New store set-up in legacy systems	Task	On-going

R — Management

A.1. Description	Management of Support Services for the Recipients
A.2. Location	Borders US
A.3. Service Manager	TBD
A.4. Fees/Charges	$105,000/year
A.5. Exceptions	N/A
A.6 Termination Notice	Terminates in line with this Agreement

Departments:	Finance, Tax, Merchandising

Department description:	Management Oversight of Support Services

Item	Classification	Re/(O)ccurrence	Item comments
Direction and leadership for support services employees	Task	Daily

Review of support services employee work	Task	Daily

SCHEDULE 2
RECIPIENT SERVICES

1. Description	The services to be provided by the Recipients in relation to the oversight of, and assistance in relation to:

	(1)		opening of new Borders Group, Inc company owned and franchise stores in Malaysia and GCC, including:

		•	Fit out

		•	Stocking of store/purchasing

		•	Promotions/marketing

		•	IT/systems

		•	HR/training

	(2)		Borders Group, Inc franchise operations in Malaysia, UAE, Qatar, Bahrain, Kuwait and Oman, including the following functions:

		•	HR

		•	Finance

		•	Operations

		•	Purchasing

		•	Promotion/marketing

		•	Distribution centre oversight

		•	Merchandising

2. Location
3. Service Manager
4. Pricing /Charges	$20,000 per month
5. Recipient Service Period	9 months from the Commencement Date
6. Termination Notice	10 Business Days

Signed for and on behalf of
Borders International Services, Inc.
by its duly authorised representative
in the presence of:

Signature of witness	Signature of authorised representative

Name of witness (please print)	Name of authorised representative
(please print)
Signed for and on behalf of
Borders Australia Pty Ltd.
by its duly authorised representative
in the presence of:

Signature of witness	Signature of authorised representative

Name of witness (please print)	Name of authorised representative
(please print)
Signed for and on behalf of
Borders New Zealand Limited
by its duly authorised representative
in the presence of:

Signature of witness	Signature of authorised representative

Name of witness (please print)	Name of authorised representative
(please print)

Signed for and on behalf of
Borders Pte. Ltd.
by its duly authorised representative
in the presence of:

Signature of witness	Signature of authorised representative

Name of witness (please print)	Name of authorised representative
(please print)

Signed for and on behalf of Spine Newco Pty Limited ACN 127 667 314 by its Attorney under a Power of Attorney dated 4 June 2008, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

Signature of Attorney

Signature of Witness	Name of Attorney in full

Name of Witness in full

Signed for and on behalf of Spine Newco (NZ) Limited Company No. 2010994 by its Attorney under a Power of Attorney dated 4 June 2008, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

Signature of Attorney

Signature of Witness	Name of Attorney in full

Name of Witness in full